Exhibit 12(b)
SECTION 906 CERTIFICATION
I, Ellen M. Needham, President and Principal Executive Officer, and I, Chad C. Hallett, Treasurer and Principal Financial Officer, of The Select Sector SPDR® Trust (the “Trust”) each certify that:
1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ellen M. Needham Ellen M. Needham
President and Principal Executive Officer

Date:	December 4, 2015

By:	/s/ Chad C. Hallett Chad C. Hallett
Treasurer and Principal Financial Officer

Date:	December 4, 2015